SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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Ambac Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

Canyon Capital Advisors LLC
The Canyon Value Realization Master Fund, L.P.

Mitchell R. Julis

Joshua S. Friedman

Frederick Arnold

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Canyon Capital Releases ISS Presentation

Pushes Forward With Proxy Contest to Elect Frederick Arnold as Independent Director of Ambac

LOS ANGELES, April 14, 2016 -- Canyon Capital Advisors LLC ("Canyon Capital"), a leading alternative asset manager serving institutional clients worldwide, and manager of funds and accounts that own almost 5% of the outstanding shares of Ambac Financial Group, Inc. (Nasdaq: AMBC) ("Ambac" or the "Company"), released its presentation to Independent Shareholder Services Inc. (ISS) on Wednesday, April 13, 2016.

The full presentation has been filed with the Securities and Exchange Commission (“SEC”) and can be accessed at www.sec.gov.

Canyon Capital continues to believe that there is a need for improved oversight on the Board of Directors of Ambac (“Ambac’s Board”), and therefore filed a preliminary proxy statement on April 8, 2016 to nominate Frederick Arnold to Ambac’s Board in replacement of current board member and Chairman, Jeffrey Stein, at Ambac’s 2016 annual meeting of stockholders to be held on May 18, 2016.

Mr. Arnold has over 30 years of experience working in financial services, including currently serving as a member of the post-emergence Board of Directors of Lehman Brothers Holdings Inc., which has been intimately involved in liquidating and resolving hundreds of billions of dollars of assets and claims. Mr. Arnold has a track record of successfully working with boards to return capital to stockholders and maximize enterprise value. Canyon Capital believes Mr. Arnold will bring a more open-minded approach to the assessment of CEO Nader Tavakoli's policies and tenure than Mr. Stein.

In an apparent effort to undercut Canyon Capital and discredit its concerns, Ambac’s press release issued on April 11, 2016 falsely accused Canyon Capital of engaging in attempted ‘greenmail’, citing an approach by a broker offering to sell to Ambac a package of Ambac-insured Residential Mortgage-Backed Securities. There is no basis whatsoever for that irresponsible accusation.

Contrary to the Company’s claim, Canyon Capital never directed or authorized anyone to approach Ambac with a proposal to sell its Ambac-insured securities at a premium, or at any price for that matter. As Ambac’s own press release notes, Canyon Capital’s CUSIPs are public as a consequence of its disclosures in its public filing with respect to the Company, and therefore any broker could reference them. Instead of retracting its accusation, Ambac now claims that it received “a detailed communication from a broker that included very specific details regarding the securities being offered and an offer price for each individual security as well as the seller’s preference for the structure of the transaction – clearly indicating their active role in the process.” Ambac's determination that Canyon Capital was involved based on public details and a structure purportedly provided by a broker is absurd. Given the public availability of the securities' CUSIPs, a broker could have proposed anything with respect to them.

Not only did Canyon Capital make no such offer, but in fact it was called by a brokerage house indicating that Ambac was interested in buying back all of Canyon Capital's positions in those securities. The sales person was accompanied on the call by a research analyst who publishes on Ambac and has direct contacts with its senior management. If the brokerage house was in fact acting for Ambac, the Company’s ‘greenmail’ claim would be not only baseless, but a new low in duplicity and manipulation for this management that should prompt immediate investigation by an independent committee of Ambac's Board.

Ambac stockholders deserve a board that will be honest about its earnings and value creation efforts. If Mr. Arnold is elected as a director to Ambac’s Board, the resulting Ambac Board will be more balanced, with three new directors that have been approved by stockholders (of which two were stockholder proposed).

Canyon Capital is confident in Mr. Arnold’s ability to work with Ambac’s management and Ambac’s Board on a plan to deploy capital for liability management, such as commutations and buybacks; pursue operational improvements; enhance the value of existing balance sheet assets and maximize capital return to stockholders.

Additional proxy related materials are available on the SEC’s website at www.sec.gov or by request to Canyon Capital’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

About Canyon Capital Advisors LLC

Canyon Capital Advisors LLC is a leading alternative asset manager serving institutional clients worldwide. The firm seeks to achieve superior, risk-adjusted returns in excess of the debt and equity market indices with lower volatility. Canyon Capital and its affiliates currently manage investment funds and separate accounts amounting to over $20 billion in assets with a staff of over 200, including more than 100 investment professionals. The firm was founded in 1990 and is headquartered in Los Angeles, with offices in London, New York, Shanghai and Tokyo. Canyon Capital has been an SEC registered investment advisor since 1994.

Media Contact

Mike Geller / Nadia Damouni

Edelman

212-729-2163 / 917-344-4771

mike.geller@edelman.com / nadia.damouni@edelman.com

Investor Contact

Bruce Goldfarb / Pat McHugh / Tony Vecchio

Okapi Partners

212-297-0720

bhgoldfarb@okapipartners.com / pmchugh@okapipartners.com / TVecchio@okapipartners.com

CANYON CAPITAL ADVISORS LLC, THE CANYON VALUE REALIZATION MASTER FUND, L.P., MITCHELL R. JULIS AND JOSHUA S. FRIEDMAN (COLLECTIVELY, "CANYON") AND FREDERICK ARNOLD (COLLECTIVELY WITH CANYON, THE “PARTICIPANTS”) HAVE FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND INTEND TO FILE A DEFINITIVE PROXY STATEMENT, ALONG WITH AN ACCOMPANYING GOLD PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' POTENTIAL SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF AMBAC FINANCIAL GROUP, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2016 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE FOREGOING PROXY MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS ARE CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CANYON WITH THE SEC ON APRIL 8, 2016. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCE INDICATED ABOVE.